Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$5,180,340
Realized Gain (Loss) on Swap Contracts	(23,678,615)
Unrealized Gain (Loss) on Market Value of Commodity Futures	1,120,029
Unrealized gain (loss) on Fair Value of Swap Contracts	25,286,783
Dividend Income	923,391
Interest Income	362,035
ETF Transaction Fees	8,050
Total Income (Loss)	$9,202,013

Expenses
General Partner Management Fees	$239,127
Professional Fees	96,509
Brokerage Commissions	86,147
Directors' Fees and insurance	11,746
License fees	5,978
Total Expenses	$439,507
Net Income (Loss)	$8,762,506

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/26	$435,400,532
Additions (6,400,000 Shares)	77,629,018
Withdrawals (6,300,000 Shares)	(77,950,922)
Net Income (Loss)	8,762,506

Net Asset Value End of Month	$443,841,134
Net Asset Value Per Share (37,946,103 Shares)	$11.70

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596